Exhibit 99.1

Hologic Announces Financial Results for First Quarter of Fiscal 2016

-- Revenue of $695.2 Million Grows 6.5% on a Reported Basis, 8.1% in Constant Currency --

-- Company Reports GAAP Diluted EPS of $0.29, Non-GAAP Diluted EPS of $0.46 --

MARLBOROUGH, Mass., Jan. 27, 2016 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal first quarter ended December 26, 2015. Revenue of $695.2 million increased 6.5% on a reported basis, and 8.1% on a constant currency basis. GAAP diluted EPS of $0.29 increased 190%, and non-GAAP diluted EPS of $0.46 increased 17.9%.

"We are pleased with our first quarter financial results overall," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "Our U.S. businesses again performed exceptionally well, with double-digit revenue growth. This contributed to improvement in our already strong operating margin, and earnings per share growth at nearly three times the rate of revenue."

Key financial results for the fiscal first quarter are shown below. Throughout this press release, all dollar figures are in millions, except EPS. Unless otherwise noted, all results are on a reported basis, and are compared to the prior year period.

		GAAP			Non-GAAP
	Q1'16	Q1'15	Change (Reported)	Q1'16	Q1'15	Change (Reported)
Revenues	$695.2	$652.8	6.5%	$695.2	$652.8	6.5%
Gross Margin	54.5%	51.9%	260 bps	65.2%	63.3%	190 bps
Operating Expenses	$253.0	$235.1	7.6%	$221.0	$198.5	11.3%
Operating Margin	18.1%	15.9%	220 bps	33.4%	32.9%	50 bps
Net Income	$84.9	$29.2	190.5%	$135.1	$111.6	21.0%
Diluted EPS	$0.29	$0.10	190.0%	$0.46	$0.39	17.9%

Revenue Detail

Revenues grew in all four business segments globally:

$s in millions	Q1'16	Q1'15	Change (Reported)	Change (Constant Currency)
Cytology & Perinatal	$120.4	$120.1	0.3%	3.1%
Molecular Diagnostics	129.6	119.1	8.8%	9.9%
Blood Screening	60.7	64.9	(6.5%)	(6.5%)
Total Diagnostics	$310.7	$304.1	2.2%	3.7%
Breast Imaging	218.1	197.5	10.4%	12.0%
Interventional Breast Solutions	42.1	41.9	0.3%	1.4%
Other	2.0	2.6	(23.5%)	(12.8%)
Total Breast Health	$262.2	$242.0	8.3%	9.9%
GYN Surgical	$98.8	$84.4	17.1%	18.8%
Skeletal Health	$23.5	$22.3	5.4%	7.7%
Total	$695.2	$652.8	6.5%	8.1%

Other revenue highlights:

  U.S. sales of $545.1 million increased 12.8%, while international sales of $150.1 million decreased (11.5%) on a reported basis, or (5.4%) in constant currency.
  In Breast Health, revenue from breast imaging products and service totaled $218.1 million, an increase of 10.4% on a reported basis, or 12.0% in constant currency.  In the United States, Breast Health revenue of $214.8 million increased 15.3%, as adoption of Hologic's GeniusTM 3D MammographyTM systems continued to grow.  Internationally, Breast Health sales of $47.4 million declined (15.1%), or (8.4%) in constant currency.
  In Diagnostics:
    Molecular diagnostics sales of $129.6 million increased 8.8% on a reported basis, or 9.9% in constant currency.  Growth was primarily driven by continued strength across Aptima® women's health products on the fully automated Panther® and Tigris® platforms.
    Cytology and perinatal sales of $120.4 million increased 0.3% on a reported basis, or 3.1% in constant currency.  International sales declined (0.2%) on a reported basis, but grew 8.7% on a constant currency basis, while domestic sales increased 0.5%.
    Blood screening revenue totaled $60.7 million, a decrease of (6.5%) that was driven primarily by ordering patterns by Hologic's partner Grifols.
  In GYN Surgical, MyoSure® sales of $36.9 million increased 45.0% on a reported basis, or 46.1% in constant currency.  NovaSure® sales of $61.7 million increased 5.5% on a reported basis, or 7.5% in constant currency.
  In Skeletal Health, revenue of $23.5 million grew 5.4% on a reported basis, or 7.7% in constant currency.

Segment revenue highlights by geography are shown below:

	Q1'16	Q1'15	U.S. Change	International Change (Reported)	International Change (Constant Currency)
Diagnostics	$310.7	$304.1	8.5%	(12.0%)	(7.0%)
Breast Health	262.2	242.0	15.3%	(15.1%)	(8.4%)
GYN Surgical	98.8	84.4	19.6%	2.6%	14.3%
Skeletal Health	23.5	22.3	9.2%	(2.0%)	4.7%
Total Revenues	$695.2	$652.8	12.8%	(11.5%)	(5.4%)

Expense Detail

Gross margin was 54.5% on a GAAP basis, and 65.2% on a non-GAAP basis. Gross margin improved mainly due to strong domestic sales growth, favorable product mix, and operational improvements. These benefits were partially offset by a stronger U.S. dollar.

Operating expenses were $253.0 million on a GAAP basis, and $221.0 million on a non-GAAP basis. Operating expenses increased mainly due to marketing investments in the Breast Health and Diagnostics divisions, as well as higher variable compensation and benefits expense.

Other Key Financial Results

Operating cash flow was $164.3 million, an increase of 7.0% compared to the prior year period. Free cash flow, defined as operating cash flow less capital expenditures, was $144.6 million.

Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) were $252.0 million, an increase of 8.1% compared to the prior year period.

Total debt outstanding at the end of the fiscal first quarter was $3,632.4 million, a decrease of $322.4 million compared to the prior year period. The combination of lower debt and EBITDA growth has helped improve Hologic's leverage ratio (net debt over EBITDA) to 3.1 times.

Similarly, strong profit growth and lower debt have improved Hologic's return on invested capital (ROIC), which was 11.3% on a trailing 12 months basis, a 160 basis point increase compared to the prior year period.

The Company ended the quarter with cash and cash equivalents of $650.3 million.

Financial Guidance for Fiscal 2016

"Building on our solid performance in the first quarter, we are updating our fiscal 2016 revenue guidance based on a stronger U.S. dollar, but increasing our EPS guidance to reflect greater-than-expected earnings power," said Bob McMahon, the Company's Chief Financial Officer.

The guidance below is based on recent foreign exchange rates, an improved full-year tax rate of approximately 33%, and diluted shares outstanding of between 296 and 298 million for the full year.

	Current Guidance	Previous Guidance	Current Guidance vs. Prior Year (As Reported)	Current Guidance vs. Prior Year (Constant Currency)
Revenues	$2,800 to $2,830 million	$2,810 to $2,840 million	3.5% to 4.6%	4.4% to 5.5%
Non-GAAP EPS	$1.86 to $1.90	$1.80 to $1.84	11.4% to 13.8%	13.1% to 15.5%

For the second quarter of fiscal 2016, Hologic expects:

	Current Guidance	Current Guidance vs. Prior Year Period (As Reported)	Current Guidance vs. Prior Year Period (Constant Currency)
Revenues	$680 to $690 million	3.7% to 5.3%	4.5% to 6.0%
Non-GAAP EPS	$0.45 to $0.46	9.8% to 12.2%	11.2% to 13.6%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP net income; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (iv) restructuring and divestiture charges and facility and consolidation charges; (v) debt extinguishment losses and related transaction costs; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on investments and realized gains resulting from the sale of investments; (viii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (ix) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release. It is therefore not practicable to reconcile non-GAAP EPS guidance to the most comparable GAAP measure.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the first quarter of fiscal 2016. Approximately 10 minutes before the call, dial 877-719-9786 (U.S. and Canada) or 719-325-4908 (international) and enter access code 7932634. A replay will be available starting two hours after the call ends through February 26, 2016 at 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), access code 7932634. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products. The Company's core business units focus on diagnostics, breast health, GYN surgical, and skeletal health. With a unified suite of technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic, Genius 3D Mammography, Aptima, ThinPrep, MyoSure, NovaSure, Panther, Tigris, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact
Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended
	December 26, 2015	December 27, 2014

Revenues:
Product	$587.2	$546.6
Service and other	108.0	106.2
Total revenues	695.2	652.8

Cost of revenues:
Product	188.2	186.7
Amortization of intangible assets	73.4	73.9
Service and other	54.5	53.6

Gross profit	379.1	338.6

Operating expenses:
Research and development	51.7	52.0
Selling and marketing	99.4	86.0
General and administrative	77.0	61.3
Amortization of intangible assets	22.6	27.8
Restructuring and divestiture charges	2.3	8.0
Total operating expenses	253.0	235.1

Income from operations	126.1	103.5
Interest income	0.2	0.4
Interest expense	(39.2)	(52.5)
Debt extinguishment loss	—	(6.7)
Other income (expense), net	27.6	(0.6)

Income before income taxes	114.7	44.1
Provision for income taxes	29.8	14.9

Net income	$84.9	$29.2

Net income per common share:
Basic	$0.30	$0.10
Diluted	$0.29	$0.10

Weighted average number of shares outstanding:
Basic	282,976	278,671
Diluted	291,971	283,176

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 26, 2015	September 26, 2015
ASSETS

Current assets:
Cash and cash equivalents	$650.3	$492.7
Accounts receivable, net	410.5	416.1
Inventories	286.4	283.1
Deferred income taxes	—	19.0
Other current assets	40.5	55.5
Total current assets	1,387.7	1,266.4

Property, plant and equipment, net	454.5	457.1
Goodwill and intangible assets	5,733.6	5,831.4
Other assets	103.7	115.2
Total assets	$7,679.5	$7,670.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$393.3	$391.8
Accounts payable and accrued liabilities	365.2	389.1
Deferred revenue	156.9	163.1
Total current liabilities	915.4	944.0

Long-term debt, net of current portion	3,239.1	3,248.0
Deferred income taxes	1,131.6	1,178.4
Other long-term liabilities	227.1	220.5
Total liabilities	5,513.2	5,590.9
Total stockholders' equity	2,166.3	2,079.2
Total liabilities and stockholders' equity	$7,679.5	$7,670.1

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended
	December 26, 2015	December 27, 2014
OPERATING ACTIVITIES
Net income	$84.9	$29.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.9	20.3
Amortization	96.0	101.7
Non-cash interest expense	13.2	16.7
Stock-based compensation expense	15.9	12.1
Excess tax benefit related to equity awards	(7.1)	(3.0)
Deferred income taxes	(28.0)	(30.5)
Gain on sale of available-for-sale marketable security	(25.1)	—
Debt extinguishment loss	—	6.7
Loss on disposal of property and equipment	1.3	1.7
Other adjustments and non-cash items	(1.5)	1.2
Changes in operating assets and liabilities:
Accounts receivable	4.3	(9.7)
Inventories	(3.6)	18.7
Prepaid income taxes	21.7	22.4
Prepaid expenses and other assets	(7.7)	(3.0)
Accounts payable	(4.9)	(24.8)
Accrued expenses and other liabilities	(9.8)	(5.0)
Deferred revenue	(5.2)	(1.2)
Net cash provided by operating activities	164.3	153.5
INVESTING ACTIVITIES
Purchase of property and equipment	(9.1)	(10.8)
Increase in equipment under customer usage agreements	(10.6)	(10.3)
Proceeds from sale of available-for-sale marketable security	31.1	—
Purchases of insurance contracts	—	(6.4)
Sales of mutual funds	—	6.4
Increase in other assets	0.9	(0.9)
Net cash provided by (used in) investing activities	12.3	(22.0)
FINANCING ACTIVITIES
Repayment of long-term debt	(18.8)	(328.8)
Repurchase of convertible notes	(0.1)	—
Net proceeds from issuance of common stock pursuant to employee stock plans	11.1	15.2
Excess tax benefit related to equity awards	7.1	3.0
Payment of minimum tax withholdings on net share settlements of equity awards	(14.9)	(10.6)
Net cash used in financing activities	(15.6)	(321.2)
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(2.4)
Net increase (decrease) in cash and cash equivalents	159.0	(192.1)
Cash and cash equivalents, beginning of period	491.3	736.1
Cash and cash equivalents, end of period	$650.3	$544.0

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended
	December 26, 2015	December 27, 2014
Gross Profit:
GAAP gross profit	$379.1	$338.6
Adjustments:
Amortization of intangible assets (1)	73.4	73.9
Incremental depreciation expense (2)	0.5	0.8
Integration/consolidation costs (3)	—	0.2
Non-GAAP gross profit	$453.0	$413.5

Gross Margin Percentage:
GAAP gross margin percentage	54.5%	51.9%
Impact of adjustments above	10.7%	11.4%
Non-GAAP gross margin percentage	65.2%	63.3%

Operating Expenses:
GAAP operating expenses	$253.0	$235.1
Adjustments:
Amortization of intangible assets (1)	(22.6)	(27.8)
Incremental depreciation expense (2)	(0.9)	(0.6)
Integration/consolidation costs (3)	(0.2)	—
Restructuring and divestiture charges (3)	(2.3)	(8.0)
Other (4)	(6.0)	(0.2)
Non-GAAP operating expenses	$221.0	$198.5

Operating Margin:
GAAP income from operations	126.1	103.5
Adjustments to gross profit as detailed above	73.9	74.9
Adjustments to operating expenses as detailed above	32.0	36.6
Non-GAAP income from operations	$232.0	$215.0

Operating Margin Percentage:
GAAP income from operations margin percentage	18.1%	15.9%
Impact of adjustments above	15.3%	17.0%
Non-GAAP operating margin percentage	33.4%	32.9%

Interest Expense:
GAAP interest expense	$39.2	$52.5
Adjustments:
Non-cash interest expense relating to convertible notes (5)	(6.4)	(8.8)
Non-GAAP interest expense	$32.8	$43.7

Pre-Tax Income:
GAAP pre-tax earnings	$114.7	$44.1
Adjustments to pre-tax earnings as detailed above	112.3	120.3
Debt extinguishment loss (6)	—	6.7
Gain on sale of available-for-sale marketable security (7)	(25.1)	—
Unrealized gains on forward foreign currency contracts (8)	(1.0)	—
Non-GAAP pre-tax Income	$200.9	$171.1

Net income:
GAAP net income	$84.9	$29.2
Adjustments:
Amortization of intangible assets (1)	96.0	101.7
Non-cash interest expense relating to convertible notes (5)	6.4	8.8
Restructuring, divestiture and integration/consolidation costs (3)	2.5	8.2
Incremental depreciation expenses (2)	1.4	1.4
Debt extinguishment loss (6)	—	6.7
Gain on sale of available-for-sale marketable security (7)	(25.1)	—
Unrealized gains on forward foreign currency contracts (8)	(1.0)	—
Other charges (4)	6.0	0.2
Income tax effect of reconciling items (9)	(36.0)	(44.6)
Non-GAAP net income	$135.1	$111.6

Earnings per share:
GAAP earnings per share - Diluted	$0.29	$0.10
Adjustment to net earnings (as detailed above)	0.17	0.29
Non-GAAP earnings per share – diluted (10)	$0.46	$0.39

Adjusted EBITDA:
Non-GAAP net income	$135.1	$111.6
Interest expense, net, not adjusted above	32.6	43.2
Provision for income taxes	65.8	59.5
Depreciation expense, not adjusted above	18.5	18.8
Adjusted EBITDA	$252.0	$233.1

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and consolidation.

(3)	To reflect restructuring and divestiture charges and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs.
(4)	To reflect the net impact from miscellaneous transactions during the relevant period, including legal settlements.
(5)	To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(6)	To reflect losses for partial extinguishment related to voluntary prepayments under the Prior Credit Agreement.
(7)	To reflect realized gain on sale of available-for-sale marketable security.
(8)	To reflect non-cash unrealized gains on the market-to market on outstanding forward foreign currency contracts.
(9)	To reflect an estimated annual effective tax rate of 32.75% and 34.75% for fiscal 2016 and 2015.
(10)	Non-GAAP earnings per share was calculated based on 291,971 and 283,176 weighted average diluted shares outstanding for the three months ended December 26, 2015 and December 27, 2014, respectively.

Trailing Twelve Months ended December 26, 2015
Return on Invested Capital:
Adjusted Net Operating Profit After Tax
Net income	508.1
Provision for income taxes	258.8
Interest expense	150.6
Adjusted net operating profit before tax	917.5
Non-GAAP average effective tax rate (1)	33.76%
Adjusted net operating profit after tax	607.8

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	3,793.6
Less: Average cash, cash equivalents and restricted cash	(599.7)
Average net debt	3,193.9
Average stockholders' equity (3)	2,166.6
Average net debt plus average stockholders' equity	5,360.5

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	11.34%

(1)

ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended March 28, 2015 was 33.77%; the three months ended June 27, 2015 and September 26, 2015 was 34.25%; and the three months ended December 26, 2015 was 32.75%.

(2)	Calculated using the average of the balances as of December 26, 2015 and December 27, 2014.
(3)	Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014.

Three Months Ended
December 26, 2015
Leverage Ratio:
Total principal debt	3,702.0
Total cash	(650.3)
Net principal debt, as adjusted	3,051.7
EBITDA for the last four quarters	991.2
Leverage Ratio	3.08

Other Supplemental Information:

Geographic Revenues	Q1'16	Q1'15
U.S.	78.4%	74.0%
Europe	10.0%	13.6%
Asia-Pacific	7.9%	8.7%
All others	3.7%	3.7%
Total Revenues	100.0%	100.0%

Revenue Composition	Q1'16
Disposables	62%
Capital Equipment	22%
Service & Other	16%
Total Revenues	100%